Exhibit 99.1

DEFINED CONTRIBUTION RETIREMENT PLAN

Camden National Corporation (the “Company”) established The Defined Contribution Retirement Plan (the “Plan”), effective January 1, 2008, for the benefit of a select group of management employees of the Company and its participating Affiliates, in order to provide such employees with certain deferred compensation benefits. The Plan is an unfunded deferred compensation plan that is intended to qualify for the exemptions provided in sections 201, 301, and 401 of ERISA and is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

SECTION 1: DEFINITIONS

These words and phrases shall have these meanings unless a different meaning is plainly required by the context:

1.1	“Affiliate” shall mean a corporation, trade or business which is, together with the Company, a member of a controlled group of corporations or an affiliated service group or under common control (within the meaning of section 414(b), (c), or (m) of the Code).

1.2	“Beneficiary” shall mean the person or persons entitled to receive the balance credited to a Participant’s Account under the Plan upon the death of the Participant, as provided in Section 5.2.

1.3	“Board” shall mean the Board of Directors of the Company, as from time to time constituted.

1.4	“Bonus” shall mean the performance-based compensation paid to participants under the Executive Incentive Plan; for the purposes of this Plan, Bonus will count as Compensation in the year it is earned, regardless of when paid.

1.5	“Change of Control” shall mean the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing more than 50 percent of the total voting power of the stock of the Company, subject to the restrictions and limitations contained in the applicable Treasury Regulations issued under Code Section 409A.

1.6	“Code” shall mean the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

1.7	“Committee” shall mean the Compensation Committee of the Company’s Board.

1.8	“Common Stock” shall mean the publicly traded common stock of the Company.

1.9	“Company” shall mean Camden National Corporation, a Maine Corporation, and its successors and assigns.

1.10	“Compensation” shall mean gross salary and Bonus payable before pre-tax deferrals with respect to other benefit plans and deferred compensation arrangements, excluding imputed income and any items of extraordinary compensation determined by the Administrator to be excluded for purposes of this Plan.

1.11	“Deferred Stock Award” shall mean the right to receive a share of Company Stock upon the satisfaction of restrictions under the terms of the 2003 Stock Option and Incentive Plan, as may be amended, all of which are incorporated by reference into this Plan.

1.12	“Disability” shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of at least twelve (12) months. To the extent a determination of disability under the Company’s long-term disability plan is consistent with the foregoing definition, the Administrator may rely on such determination for purposes of this Plan as well. Notwithstanding the foregoing, to the extent required by regulations under Code Section 409A, where the Participant is receiving disability income benefits under any Company-maintained short or long-term disability plan, the Participant shall not be considered to have a Disability for purposes of this Plan as of any date that comes before such benefits have been paid to the Participant, or on the Participant’s behalf, for a period of three consecutive months.

1.13	“Employee” shall mean an individual who is employed by the Employer or an Affiliate as a common-law employee.

1.14	“Employer” shall mean the Company and each participating Affiliate. At such times and under such conditions as the Board may direct, one or more other Affiliates may become participating Affiliates or a participating Affiliate may be withdrawn from the Plan.

1.15	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

1.16	“Participant” shall mean an Employee who has become a Participant in the Plan pursuant to Section 2.1 and has not ceased to be a Participant pursuant to Section 2.2.

1.17	“Participant’s Account” or “Account” shall mean, as to any Participant, the separate account maintained on the books of the Company in order to reflect his or her interest under the Plan.

1.18	“Plan” shall mean the Defined Contribution Retirement Plan, as set forth in this instrument and as hereafter amended from time to time.

1.19	“Plan Year” shall mean the calendar year.

1.20

“Termination of Employment” shall mean a Participant’s “Separation from Service” with the Employer as defined in Code Section 409A. Separation from Service means the Participant ceasing his or her employment with the Company (or any affiliate or subsidiary of the Company) for any reason whatsoever, whether voluntarily or involuntarily, including by reason of retirement, death or Disability; provided, however, that the employment relationship is treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the government) to the extent the period of such leave does not exceed six (6) consecutive months or, if longer, so long as the Participant’s right to reemployment with the Company is provided either by statute or by contract. For this purpose, in accordance with regulations under Code Section 409A, a leave of absence shall be considered bona fide only if there is a reasonable expectation that the Participant will resume performing services for the Company. In addition, where a leave of absence (i) is due to a medically determinable physical or mental impairment that is expected to result in death or can be expected to last for a continuous period of at least six months, and (ii) such impairment causes the Participant to be unable to perform the duties of his or her position with the Company or any substantially similar position, then the Administrator shall be permitted to extend the foregoing six (6) month maximum period of leave to not more than twenty-nine (29) months of continuous absence (or such shorter period as is consistent with the Company’s employment policy regarding termination of employment of employees on disability leave). Whether a Separation from Service has occurred shall be determined by the Administrator (as defined in Section 8.1), based on whether the facts and circumstances indicate that the Participant and the Company reasonably anticipate that no further services would be performed after a certain date. However, if the Participant and the Company reasonably expect that, after such certain date, the Participant would not perform more than 20% of the average level of bona fide services performed (measured by time devoted to work or other measure of performance deemed appropriate by the Administrator) by the Participant over the immediately preceding thirty-six (36) month period of service to the Company (or any shorter period that represents the Participant’s full period of service to the Company), then a Separation from Service by the Participant shall be deemed to have occurred as of said certain date for purposes of this Plan. Notwithstanding the foregoing, this definition shall be construed as closely as possible to be consistent with corresponding distributable events under the Company’s Retirement Savings 401(k) Plan, but at all times this definition shall be construed to comply with the definition of “separation from service” under Section 409A(a)(2)(A)(i) of the Code and regulations thereunder.

SECTION 2: PARTICIPATION

2.1	Participation. Participation in the Plan by an Employee must be approved by the Committee and will begin as of January 1 of the Plan Year following approval by the Committee.

2.2	Termination of Participation. An Employee who has become a Participant shall remain a Participant until his or her entire Vested Amount (as defined below) is distributed.

SECTION 3: PARTICIPANT’S ACCOUNT

3.1	At the direction of the Committee, there shall be established and maintained an Account on the books of the Company for each Participant.

3.2	Annually, on March 15 (or the closest business day to March 15), beginning during the first year of participation in the Plan, the Committee will credit each Participant’s Account with an amount equal to ten (10) percent of the Participant’s Compensation in the prior calendar year. This date will be referenced as the Grant Date.

3.3	Annual credits to a Participant’s Account, based on the amount in Section 3.2, shall be denominated in Deferred Stock Awards (rounded down to the nearest whole share) based on the fair market value of the Company Stock on the Grant Date.

3.4	Each Participant shall be furnished with periodic statements of his or her Account, at least annually, reflecting the status of his or her interest in the Plan.

SECTION 4: VESTING

4.1	Vesting in a Participant’s Account is based on years of participation in the Plan. Vesting occurs ratably (rounded to the nearest percent) over the period from the first day of participation until the Participant reaches age 65, at which time the Participant is one hundred (100) percent vested. Each Participant will be furnished with a copy of his or her unique vesting schedule upon approval for participation by the Committee, which will show the Vested Percentage for each anniversary.

SECTION 5: DISTRIBUTIONS

5.1	No distributions shall be made from the Account of a Participant until the Participant terminates employment with the Company, except as provided in Section 10 below. The portion of the Account to be distributed will be equal to the Deferred Stock Awards in the Account times the Vested Percentage from Section 4.1, the result being the Vested Amount. The Vested Amount will be reduced by the amount required to be withheld for income taxes, and the net Vested Amount will be distributed in shares of Company Stock, in one lump sum distribution within ninety (90) days of the Termination of Employment, except as provided in Section 5.5 below. All shares of Company Stock that are distributed to “insiders” (as that term is defined in the Securities and Exchange Act of 1933) shall be subject to the rules and regulations about the purchase and sale of Company Stock.

5.2	If the Participant terminates employment due to death or Disability, the Account will be one hundred (100) percent vested regardless of the actual years of participation in the Plan. The Participant may designate in writing a Beneficiary to receive any distribution which may become payable as the result of the Participant’s death. If no Beneficiary designation is in effect upon the Participant’s death, the Beneficiary shall be the Participant’s estate.

5.3	Effect of a Change of Control. If there is a Change of Control, then, notwithstanding any other provision of this Plan, each Participant’s Account will be one hundred (100) percent vested.

•	Vesting shall be accelerated to one hundred (100) percent effective upon the Change of Control.

•	The Change of Control itself shall not constitute a distributable event, except with respect to a special Plan termination under Section 10.4.

5.4	If a Participant under the Plan qualifies as a “Specified Employee” as defined in Code Section 409A, and the stock of the Company or any affiliate is publicly traded, no distribution may be made hereunder until six (6) months after the Participant’s separation from service as defined under Code Section 409A (or, if earlier, the date of death of the Participant).

5.5	Notwithstanding any other provision in this Plan to the contrary, no distributions may be made under this Plan prior to the occurrence of a distribution event as defined in Code Section 409A(a)(2), except and to the extent that the Plan may currently allow or hereafter be amended to allow an acceleration of payment under one of the applicable exceptions contained in Treasury Regulation Section 1.409A-3(j)(4).

SECTION 6: FORFEITURE

6.1

Anything to the contrary in this Plan notwithstanding, the balance in the Account will be immediately forfeited, and all rights of the Participant and his or her beneficiaries hereunder shall become null and void, if the Participant’s employment with the Company is terminated for cause. For this purpose, “cause” shall mean any material failure to carry out any proper direction by the Corporation with respect to his job duties; engagement in fraud, misuse or misappropriation of money or property, embezzlement, or any crime by the Participant related to the Company; or any flagrant act of dishonesty or disloyalty committed by the Participant or any act involving gross moral turpitude of the Participant. Termination of employment for “cause” requires a majority vote of the Company’s Board.

SECTION 7: BENEFIT CLAIM AND APPEAL PROCEDURES

7.1	Claim for Benefits. The following Claim and Appeal Procedures are intended to satisfy the minimum standards of Section 503 of ERISA pursuant to which individuals or estates may claim Plan benefits and appeal denials of such claims. Any claim for benefits or other rights under the Plan shall be made in writing to the Administrator. If such claim is wholly or partially denied by the Administrator, the Administrator shall, within a reasonable period of time, but not later than sixty (60) days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial shall be in writing and shall contain:

a.	The specific reason or reasons for the denial of the claim;

b.	A reference to the relevant Plan provisions upon which the denial is based;

c.	A description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

d.	An explanation of the Plan’s claim review procedure.

7.2	Request for Review of a Denial of a Claim. Upon the receipt by the claimant of written notice of the denial of a claim, the claimant may within ninety (90) days file a written request to the Administrator requesting a review of the denial of the claim. Such review shall include a hearing if deemed necessary by the Administrator. In connection with the claimant’s appeal of the denial of his or her claim, the claimant may review relevant documents and may submit issues and comments in writing. To provide for fair review and a full record, the claimant must submit in writing all facts, reasons and arguments in support of his or her position within the time allowed for filing a written request for review. All issues and matters not raised for review will be deemed waived by the claimant.

7.3	Decision upon Review of a Denial of a Claim. The Administrator shall render a decision on the claim review promptly, but no more than sixty (60) days after the receipt of the claimant’s request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case the sixty (60) day period shall be extended to one hundred-twenty (120) days. Such decision shall:

a.	Include specific reasons for the decision;

b.	Be written in a manner calculated to be understood by the claimant; and

c.	Contain specific references to the relevant Plan provisions upon which the decision is based.

The decision of the Administrator shall be final and binding in all respects on the Company, the claimant and any other person claiming an interest in the Plan through or on behalf of the claimant.

7.4	Mediation and Litigation of Disputes.

a.

Mediation. If a claimant is not satisfied with the denial of his or her claim under the review procedures of Section 7.3, the claimant and the Company may try to settle the claim in good faith through mediation administered by the American Arbitration Association under its Commercial Mediation Procedures. The parties shall share equally the mediator’s costs and fees, and bear separately their own respective costs of mediation. All mediation shall be conducted at a mutually agreeable convenient location within the State of Maine. Mediation records shall not be admissible in any subsequent litigation and the positions of the parties taken in mediation shall not be binding or taken as any concession, representation or waiver, outside of the mediation process.

b.	Litigation. No litigation may be commenced by or on behalf of a claimant with respect to this Plan until after the claim review and mediation process described in this Section 7 has been exhausted. Judicial review of Administrator action shall be limited to whether the Administrator acted in an arbitrary and capricious manner.

SECTION 8: ADMINISTRATION OF THE PLAN

8.1	Plan Administrator. The Company is hereby designated as the administrator of the Plan (within the meaning of section 3(16) (A) of ERISA). On behalf of the Company, the Committee shall have the authority to control and manage the operation and administration of the Plan.

8.2	Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

8.3	Powers of Committee. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(a)	To interpret and determine the meaning and validity of the provisions of the Plan and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or any amendment thereto;

(b)	To determine any and all considerations affecting the eligibility of any Employee to become a Participant or remain a Participant in the Plan;

(c)	To cause one or more separate Accounts to be maintained for each Participant;

(d)	To determine the status and rights of Participants and their spouses, beneficiaries or estates;

(e)	To employ such counsel, agents and advisers, and to obtain such legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(f)	To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

(g)	To arrange for annual distribution to each Participant a statement of Deferred Stock Awards in the Participant’s Account under the Plan;

(h)	To oversee compliance with Section 7: Benefit Claim and Appeal Procedures.

(i)	To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan; and

(j)	To decide all issues and questions regarding Accounts, including the time, form, manner and amount of distributions to Participants.

8.4	Decisions of Committee. All actions, interpretations, and decisions of the Committee shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

8.5	Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers.

8.6	Eligibility to Participate. No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own Account under the Plan.

8.7	Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee, from and against any and all losses, claims, damages or liabilities (including attorneys’ fees and amounts paid, with the approval of an authorized officer of the Company, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

SECTION 9: FUNDING

9.1	Unfunded Plan. All amounts credited to a Participant’s Account under the Plan shall continue for all purposes to be a part of the general assets of the Company. The interest of the Participant in his or her Account, including his or her right to distribution thereof, shall be an unsecured claim against the general assets of the Company. Although the Company may choose to invest a portion of its general assets for purposes of enabling it to make distributions under the Plan, nothing contained in the Plan shall give any Participant or beneficiary any interest in or claim against any specific assets of the Company.

SECTION 10: MODIFICATION OR TERMINATION OF PLAN

10.1	Employer’s Obligations Limited. The Plan is voluntary on the part of the Employer, and the Employer does not guarantee to continue the Plan. The Company at any time may, by amendment of the Plan, suspend or terminate the Plan.

10.2	Right to Amend or Terminate. The Plan may be amended in whole or in part by a written instrument adopted by the Board (or the Board’s designee) at any time. Notice of any material amendment shall be given in writing to each Participant. No amendment shall retroactively decrease either the balance of a Participant’s Account or a Participant’s interest in his or her Account as existing immediately prior to the later of the effective date or adoption date of such amendment.

10.3

Company’s Right to Terminate. The Company reserves the sole right to terminate the Plan, in whole or in part, by action of its Board at any time. In the event of any such termination, each affected Participant shall maintain his or her vesting percentage in his or her Plan Accounts determined as of the Plan termination date, and shall be entitled to receive a distribution upon the occurrence of the first Code Section 409A distributable event thereafter. Consequently, the Account of each affected

Participant shall be distributed in the manner provided in Section 5 to the extent such Plan termination may be treated as a distributable event under Code Section 409A. Notwithstanding the foregoing, any distributions upon a Plan termination hereunder shall be made in such time and manner, and subject to such other conditions (if any are applicable), as will comply with the termination rules under Treasury Regulation 1.409A-3(j)(4)(ix).

10.4	Special Termination. Notwithstanding any other provisions of the Plan to the contrary, the Plan shall terminate if:

a.	It is determined to the satisfaction of the Administrator that the Plan no longer qualifies as a “top hat” plan (that is, an unfunded deferred compensation plan designed solely to benefit a select group of management or highly compensated employees) so as to minimize ERISA regulation; or

b.	A Change of Control occurs and any resulting successor to the Company does not assume the Plan.

In such event, the Plan shall terminate as of the date of such Administrator determination or Change of Control.

If the Plan termination is due to a Change of Control that qualifies as a distributable event under Code Section 409A, then all Participants’ Accounts shall be distributed upon such Change of Control in accordance with Section 5 above as if the Participant had incurred a Termination of Employment on the date of such Change of Control.

For any other special Plan termination under this Section 10.4, no further credits shall be made under the Plan after the date of such Plan termination, and distribution of each Participant’s Account shall be made as of the earliest possible distributable event applicable thereafter under Section 5, except with respect to any Participant whose Account is assumed by or transferred to another top hat plan established or maintained by the Company or any successor or affiliate of the Company.

Notwithstanding the foregoing, any distributions upon a Plan termination hereunder shall be made only at such time and in such manner, and subject to such other conditions (if any are applicable), as will comply with Code Section 409A and regulations thereunder.

10.5	Effect of Termination. If the Plan is terminated pursuant to this Section 10, the Accounts of the affected Participants shall be distributed to them at the time and in the manner set forth in Section 5.

SECTION 11: GENERAL PROVISIONS

11.1	Inalienability. In no event may either a Participant, a former Participant or his or her beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant’s interest in the Plan is not transferable pursuant to a domestic relations order.

11.2	Rights and Duties. Neither the Employer nor the Committee shall be subject to any liability or duty under the Plan except as expressly provided in the Plan, or for any action taken, omitted or suffered in good faith.

11.3	No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, nor any action of the Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an Employee nor, upon dismissal, any right or interest in any specific assets of the Employer other than as provided in the Plan. The Employer expressly reserves the right to discharge any Employee at any time.

11.4	Apportionment of Costs and Duties. All acts required of the Employer under the Plan may be performed by the Company for itself and its Affiliates, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other participating Affiliates. Whenever the Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employer who is thereunto duly authorized by the Board.

11.5	Applicable Law. The provisions of the Plan shall be construed, administered and enforced in accordance with ERISA, and to the extent not preempted by ERISA, with the laws of the State of Maine.

11.6	Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and in lieu of each provision which is held invalid or unenforceable, there shall be added as part of the Plan a provision that shall be as similar in terms to such invalid or unenforceable provision as may be possible and be valid, legal, and enforceable.

11.7	Captions. The captions contained in, and the table of contents prefixed to, the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan, nor in any way shall affect the construction of any provision of the Plan.

11.8	Compliance with Code Section 409A. This Plan constitutes a so-called non-qualified deferred compensation plan as defined in Code Section 409A and is intended to comply with the requirements of Code Section 409A. Any interpretations or administrative action required under this Plan shall be made in a manner so as to continue the qualification of the Plan under Code Section 409A and the Treasury Regulations thereunder.

EXECUTION

IN WITNESS WHEREOF, this Plan, having been first duly adopted by the Board, is hereby executed below by a duly authorized officer of the Company on this 29th day of January, 2008, to take effect as of January 1, 2008.

CAMDEN NATIONAL CORPORATION

Dated: January 29, 2008	By:	/s/ Robert W. Daigle
	Title:	President & CEO